Exhibit 99.1

Brightcove Announces Financial Results for Second Quarter 2013

BOSTON, MA (July 25, 2013) – Brightcove Inc. (NASDAQ: BCOV), a leading global provider of cloud content services, today announced financial results for the quarter ended June 30, 2013.

“Brightcove delivered strong second quarter results highlighted by revenue and profitability that exceeded the high end of our guidance,” said David Mendels, Chief Executive Officer of Brightcove. “We are seeing strong demand across a wide variety of industries as our customers embrace the use of digital content as a way to drive deeper levels of engagement with their customers. During the quarter we delivered exciting new technology to the market that enhances our market leadership position and strengthens our ability to penetrate the multi-billion dollar online video platform market.”

Second Quarter 2013 Financial Highlights:

Revenue: Total revenue for the second quarter of 2013 was $26.9 million, an increase of 24% compared to $21.6 million for the second quarter of 2012. Subscription and support revenue was $25.6 million, an increase of 23% compared with $20.7 million for the second quarter of 2012. Professional services and other revenue was $1.3 million, compared to $902,000 for the second quarter of 2012.

Gross Profit: Gross profit for the second quarter of 2013 was $17.7 million, compared to $15.2 million for the second quarter of 2012, and gross margin was 66% for the second quarter of 2013. Non-GAAP gross profit for the second quarter of 2013 was $18.1 million, representing a year-over-year increase of 18% and a non-GAAP gross margin of 67%. Non-GAAP gross profit and non-GAAP gross margin exclude stock-based compensation expense and the amortization of acquired intangible assets.

Loss from Operations: Loss from operations was $3.3 million for the second quarter of 2013, compared to a loss of $3.9 million for the second quarter of 2012. Non-GAAP loss from operations, which excludes stock-based compensation expense, the amortization of acquired intangible assets and merger-related expenses, was $874,000 for the second quarter of 2013, compared to a non-GAAP loss from operations of $2.1 million during the second quarter of 2012.

Net Loss: Net loss attributable to common stockholders was $3.5 million, or $0.12 per basic and diluted share, for the second quarter of 2013. This compares to a net loss attributable to common stockholders of $4.3 million, or $0.16 per basic and diluted share, for the second quarter of 2012.

Non-GAAP net loss attributable to common stockholders, which excludes stock-based compensation expense, the amortization of acquired intangible assets, merger-related expenses, and the accretion of dividends on redeemable convertible preferred stock, was $1.1 million for the second quarter of 2013, or $0.04 per basic and diluted share, compared to a non-GAAP net loss attributable to common stockholders of $2.6 million for the second quarter of 2012, or $0.10 per basic and diluted share.

Balance Sheet and Cash Flow: As of June 30, 2013, Brightcove had $30.5 million of cash, cash equivalents and investments, compared to $28.6 million at March 31, 2013. Brightcove generated $2.8 million in cash from operations and invested $802,000 in capital expenditures, leading to free cash flow of $2.0 million for the second quarter of 2013. Free cash flow was ($2.1) million for the second quarter of 2012.

A Reconciliation of GAAP to Non-GAAP results has been provided in the financial statement tables included at the end of this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Other Second Quarter and Recent Highlights

•

Yahoo!7, a leading online destination for Australian consumers and advertisers, chose Brightcove to support their current and future online video initiatives, including their catch-up TV service, Plus7, and their breaking news services. Yahoo!7 is a joint venture between Seven Network Limited and Yahoo! Inc., which combines the online assets, television content and magazine properties of the Seven Network with the strength of Yahoo!’s global Internet platform.

•	Launched Brightcove Video Cloud Live, an add-on product that provides an easy-to-use dashboard for live video events and delivering multi-bitrate streams to multiple devices.
•	Asahi Shimbun, one of the top newspapers in Japan, adopted Video Cloud to publish video of the National High School Baseball Championship of Japan, one of that country’s most popular sporting events.
•

Ended the quarter with 6,386 customers, which included a net increase of 16 premium customers during the quarter. New customers added during the quarter included Campbell Soup Company, IBM and All State Insurance.

Business Outlook

Based on information as of today, July 25, 2013, the Company is issuing the following financial guidance:

Third Quarter 2013: The Company expects revenue to be $26.8 million to $27.3 million, and non-GAAP loss from operations to be $900,000 to $1.2 million. Assuming approximately 28.3 million shares outstanding, Brightcove expects its net loss per basic and diluted share attributable to common stockholders to be $0.14 to $0.15, which includes estimates for stock-based compensation expense of $1.6 million, merger-related expenses of $375,000 and amortization of acquired intangible assets of $430,000. Brightcove expects its non-GAAP net loss per basic and diluted share attributable to common stockholders to be $0.05 to $0.06, which excludes the estimated expenses referenced in the previous sentence.

Full Year 2013:

The Company is raising its 2013 financial guidance for revenue and non-GAAP loss from operations. Revenue is expected to be $106.3 million to $107.5 million, and non-GAAP loss from operations is expected to be $3.0 million to $4.0 million. Assuming approximately 28.4 million shares outstanding, Brightcove expects its net loss per basic and diluted share attributable to common stockholders to be $0.48 to $0.53, which includes estimates for stock-based compensation expense of $6.6 million, merger-related expenses of $1.6 million and amortization of acquired intangible assets of $1.7 million. Brightcove expects its non-GAAP net loss per basic and diluted share attributable to common stockholders to be $0.13 to $0.18, which excludes the estimated expenses referenced in the previous sentence.

Conference Call Information

Brightcove will host a conference call today, July 25, 2013, at 5:00 p.m. (Eastern Time) to discuss the Company’s financial results and current business outlook. To access the call, dial 877-407-3982 (domestic) or 201-493-6780 (international). A replay of this conference call will be available for a limited time at 877-870-5176 (domestic) or 858-384-5517 (international). The replay conference ID is 416473. A replay of the webcast will also be available for a limited time at http://investor.brightcove.com.

About Brightcove

Brightcove Inc. (NASDAQ: BCOV), a leading global provider of cloud content services, offers a family of products used to publish and distribute the world’s professional digital media. The company’s products include Video Cloud, the market-leading online video platform and Zencoder, a leading cloud-based media processing service and HTML5 video player technology provider. Brightcove has more than 6,300 customers in over 65 countries that rely on Brightcove cloud content services to build and operate media experiences across PCs, smartphones, tablets and connected TVs. For more information, visit http://www.brightcove.com.

Forward-Looking Statements

This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements concerning our financial guidance for the third fiscal quarter of 2013 and the full year of 2013, our position to execute on our growth strategy, and our ability to penetrate our market and expand our leadership position. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts, and statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, risks associated with our history of losses, our limited operating history, expectations regarding the widespread adoption of customer demand for our Video Cloud and Zencoder products, our ability to expand the sales of our products to customers located outside the U.S., keeping up with the rapid technological change required to remain competitive in our industry, our ability to retain existing customers, our ability to manage our growth effectively and successfully recruit additional highly-qualified personnel, the price volatility of our common stock, and other risks set forth under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K, as updated by our subsequently filed Quarterly Reports on Form 10-Q and our other SEC filings. We assume no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

Brightcove has provided in this release the non-GAAP financial measures of non-GAAP gross profit, non-GAAP gross margin, non-GAAP loss from operations, non-GAAP net loss attributable to common stockholders and non-GAAP basic and diluted net loss per share attributable to common stockholders. Brightcove uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Brightcove’s ongoing operational performance. Brightcove believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial results with other companies in Brightcove’s industry, many of which present similar non-GAAP financial measures to investors. As noted, the non-GAAP financial results discussed above exclude stock-based compensation expense, the amortization of acquired intangible assets, merger-related expenses, and the accretion of dividends on redeemable convertible preferred stock.

Non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. As previously mentioned, a reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release. The Company’s earnings press releases containing such non-GAAP reconciliations can be found on the Investors section of the Company’s web site at http://www.brightcove.com.

Investor Contact:

Brian Denyeau

ICR for Brightcove

brian.denyeau@icrinc.com

646-277-1251

Media Contact:

Kristin Leighton

Brightcove Inc.

kleighton@brightcove.com

617-245-5094

Brightcove Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	June 30, 2013	December 31, 2012
Assets
Current assets:
Cash and cash equivalents	$25,495	$21,708
Short-term investments	4,958	8,264
Restricted cash	42	102
Accounts receivable, net of allowance	18,922	18,956
Prepaid expenses and other current assets	4,402	2,987
Deferred tax asset	163	187

Total current assets	53,982	52,204
Long-term investments	—	3,069
Property and equipment, net	7,115	8,400
Intangible assets, net	9,528	10,387
Goodwill	22,018	22,018
Restricted cash	201	201
Other assets	732	714

Total assets	$93,576	$96,993

Liabilities, redeemable convertible preferred stock and stockholders’ equity
Current liabilities:
Accounts payable	$911	$619
Accrued expenses	10,556	11,639
Deferred revenue	22,501	19,103

Total current liabilities	33,968	31,361
Deferred revenue, net of current portion	99	113
Other liabilities	1,267	1,027

Total liabilities	35,334	32,501
Stockholders’ Equity:
Common stock	28	28
Additional-paid-in-capital	172,069	167,912
Accumulated other comprehensive income	(242)	572
Accumulated deficit	(113,613)	(105,862)

Total stockholders’ equity attributable to Brightcove Inc.	58,242	62,650
Non-controlling interest in consolidated subsidiary	—	1,842

Total stockholders’ equity	58,242	64,492
Total liabilities, redeemable convertible preferred stock and stockholders' equity	$93,576	$96,993

Brightcove Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Revenue:
Subscription and support revenue	$25,575	$20,718	$49,352	$39,554
Professional services and other revenue	1,326	902	2,270	2,010

Total revenue	26,901	21,620	51,622	41,564
Cost of revenue: (1) (2)
Cost of subscription and support revenue	7,647	5,233	14,394	10,428
Cost of professional services and other revenue	1,525	1,211	3,192	2,380

Total cost of revenue	9,172	6,444	17,586	12,808

Gross profit	17,729	15,176	34,036	28,756

Operating expenses: (1) (2)
Research and development	4,982	4,564	10,043	8,741
Sales and marketing	10,749	9,745	20,696	18,753
General and administrative	4,754	4,274	9,380	7,911
Merger-related	546	479	1,091	479

Total operating expenses	21,031	19,062	41,210	35,884

Loss from operations	(3,302)	(3,886)	(7,174)	(7,128)
Other expense, net	(164)	(273)	(463)	(536)

Loss before income taxes and non-controlling interest in consolidated subsidiary	(3,466)	(4,159)	(7,637)	(7,664)
Provision for income taxes	56	29	94	58

Consolidated net loss	(3,522)	(4,188)	(7,731)	(7,722)
Net income attributable to noncontrolling interest in consolidated subsidiary		(150)	(20)	(202)

Net loss attributable to Brightcove Inc.	(3,522)	(4,338)	(7,751)	(7,924)
Accretion of dividends on redeemable convertible preferred stock	—		—	(733)

Net loss attributable to common stockholders	$(3,522)	$(4,338)	$(7,751)	$(8,657)

Net loss per share attributable to common stockholders—basic and diluted	$(0.12)	$(0.16)	$(0.28)	$(0.40)

Weighted-average shares —basic and diluted	28,181	27,256	28,103	21,550

(1) Stock-based compensation included in above line items:
Cost of subscription and support revenue	$57	$35	$125	$55
Cost of professional services and other revenue	13	25	64	47
Research and development	228	136	548	217
Sales and marketing	509	363	1,084	615
General and administrative	645	704	1,330	1,276
(2) Amortization of acquired intangible assets included in the above line items:
Cost of subscription and support revenue	$253	$—	$506	$—
Research and development	10	—	20	—
Sales and marketing	167	—	334	—

Brightcove Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Six Months Ended June 30,
	2013	2012
Operating activities
Net loss	$(7,731)	$(7,722)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,069	1,821
Stock-based compensation	3,151	2,210
Change in fair value of warrants	—	(28)
Provision for reserves on accounts receivable	321	247
Amortization of premium on investments	55	45
Amortization of deferred financing costs	—	44
Loss on disposal of equipment	—	83
Changes in assets and liabilities:
Accounts receivable	(411)	(3,048)
Prepaid expenses and other current assets	(1,484)	(345)
Other assets	(29)	362
Accounts payable	294	(453)
Accrued expenses	(750)	415
Deferred revenue	3,509	2,473

Net cash used in operating activities	(6)	(3,896)

Investing activities
Purchases of investments	—	(14,067)
Maturities of investments	6,320	—
Purchases of property and equipment	(928)	(4,669)
Capitalization of internal-use software costs	—	(24)
Decrease in restricted cash	60	—

Net cash provided by (used in) investing activities	5,452	(18,760)

Financing activities
Proceeds from exercise of stock options	220	343
Purchase of non-controlling interest in consolidated subsidiary	(1,084)	—
Proceeds from issuance of common stock in connection with initial public offering, net of offering costs	—	56,762
Repayments under term loan	—	(7,000)

Net cash (used in) provided by financing activities	(864)	50,105

Effect of exchange rate changes on cash	(795)	(69)

Net increase in cash and cash equivalents	3,787	27,380
Cash and cash equivalents at beginning of period	21,708	17,227

Cash and cash equivalents at end of period	$25,495	$44,607

Brightcove Inc.

Reconciliation of GAAP Gross Profit, GAAP Loss From Operations, GAAP Net Loss and GAAP Net Loss Per Share to

Non-GAAP Gross Profit, Non-GAAP Loss From Operations, Non-GAAP Net Loss and Non-GAAP Net Loss Per Share

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
GROSS PROFIT:
GAAP gross profit	$17,729	$15,176	$34,036	$28,756
Stock-based compensation expense	70	60	189	102
Amortization of acquired intangible assets	253	—	506	—

Non-GAAP gross profit	$18,052	$15,236	$34,731	$28,858

LOSS FROM OPERATIONS:
GAAP loss from operations	$(3,302)	$(3,886)	$(7,174)	$(7,128)
Stock-based compensation expense	1,452	1,263	3,151	2,210
Merger-related expenses	546	479	1,091	479
Amortization of acquired intangible assets	430	—	860	—

Non-GAAP loss from operations	$(874)	$(2,144)	$(2,072)	$(4,439)

NET LOSS:
GAAP net loss attributable to common stockholders	$(3,522)	$(4,338)	$(7,751)	$(8,657)
Stock-based compensation expense	1,452	1,263	3,151	2,210
Merger-related expenses	546	479	1,091	479
Accretion of dividends on redeemable convertible preferred stock	—	—	—	733
Amortization of acquired intangible assets	430	—	860	—

Non-GAAP net loss attributable to common stockholders	$(1,094)	$(2,596)	$(2,649)	$(5,235)

GAAP basic and diluted net loss per share attributable to common stockholders	$(0.12)	$(0.16)	$(0.28)	$(0.40)

Non-GAAP basic and diluted net loss per share attributable to common stockholders	$(0.04)	$(0.10)	$(0.09)	$(0.24)

Shares used in computing GAAP and Non-GAAP basic and diluted net loss per share attributable to common stockholders	28,181	27,256	28,103	21,550